UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2016

Starz

(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8900 Liberty Circle

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On June 30, 2016, Starz, a Delaware corporation (“Starz”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lions Gate Entertainment Corp., a corporation organized and existing under the corporate laws of British Columbia (“Lions Gate”), and Orion Arm Acquisition Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Lions Gate (“Merger Sub”).  The Merger Agreement provides that Merger Sub will merge with and into Starz, with Starz continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of Lions Gate (the “Merger”).

The Merger Agreement provides that, in a reclassification (the “Reclassification”) preceding the Merger, each existing common share, without par value, of Lions Gate (“Lions Gate Common Stock”) will be split into (1) 0.5 shares of a newly issued class of voting shares, without par value, of Lions Gate (the “Lions Gate Voting Stock”) and (2) 0.5 shares of a newly issued class of non-voting shares, without par value, of Lions Gate (“Lions Gate Non-Voting Stock”), subject to the terms and conditions of the Merger Agreement.  Lions Gate intends not to effect the Reclassification unless the Merger will be consummated.

Following the Reclassification, pursuant to the Merger, (1) each share of Starz Series A common stock, par value $0.01 per share (the “Starz Series A Common Stock”), will be converted into the right to receive (a) $18.00 in cash and (b) 0.6784 of a share of Lions Gate Non-Voting Stock, and (2) each share of Starz Series B common stock, par value $0.01 per share (the “Starz Series B Common Stock”), will be converted into the right to receive (a) $7.26 in cash, (b) 0.6321 of a share of Lions Gate Non-Voting Stock and (c) 0.6321 of a share of Lions Gate Voting Stock, in each case, subject to the terms and conditions of the Merger Agreement.

As a result of the Merger, the outstanding equity awards relating to Starz Series A Common Stock will be converted into corresponding awards relating to shares of Lions Gate Non-Voting Stock, after giving effect to appropriate adjustments to reflect the transactions contemplated by the Merger Agreement.  The converted equity awards will remain subject to the same terms and conditions (including time- and performance-based vesting terms) as in effect prior to the closing of the Merger.

The closing of the Merger is contingent on (1) approval of the Merger Agreement by a majority of the voting power of the Starz Series A Common Stock stockholders and Starz Series B Common Stock stockholders, voting together as a single class, (2) approval of the Reclassification by a two-thirds majority of the shares of Lions Gate Common Stock voting on the Reclassification, (3) approval of the issuance of Lions Gate Non-Voting Stock and Lions Gate Voting Stock in the Merger (the “Stock Issuance”) by a majority of the shares of Lions Gate Common Stock voting on such issuance, (4) completion of the Reclassification, (5) expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (6) receipt of German antitrust approval, (7) receipt of FCC approval, (8) the registration of the shares of the Lions Gate Non-Voting Stock and Lions Gate Voting Stock being issued to holders of Starz Series A Common Stock and Starz Series B Common Stock in the Merger, (9) authorization of the Lions Gate Voting Stock and the Lions Gate Non-Voting Stock for listing on the New York Stock Exchange and (10) other customary closing conditions.

The Merger Agreement contains customary representations and warranties by each party. Lions Gate and Starz have also agreed to various customary covenants and agreements, including, among others, to conduct their business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger.

Pursuant to the Merger Agreement, Starz and Lions Gate may not solicit alternative transaction proposals or negotiate with third parties in connection with alternative transaction proposals, unless their respective board of directors receives a bona fide alternative transaction proposal that did not result from a material breach of such party’s non-solicitation obligations and which such party’s board of directors determines to be, or to be reasonably likely to lead to, a superior proposal, and failure to take such action would reasonably be expected to constitute a breach of the directors’ fiduciary duties, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement contains certain termination rights for Lions Gate and Starz. The Merger Agreement can be terminated by either party (1) by mutual written consent; (2) if the Merger has not been consummated by an outside date of December 31, 2016 (which either party may generally extend to March 31, 2017 if the only closing condition that has not been met is the condition related to the expiration or early termination of antitrust waiting periods); (3) if there is a permanent, non-appealable injunction or law restraining or prohibiting the consummation of the Merger; (4) if either party’s stockholders fail to approve the transactions; (5) if the other party’s board of directors changes its recommendation in favor of the transactions; (6) if the other party materially breaches its non-solicitation covenant; or (7) if the other party has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period.  The Merger Agreement can also be terminated by Starz (x) in order to enter into a superior transaction (subject to compliance with certain terms and conditions included in the Merger Agreement) or (y) if Lions Gate fails to consummate the Merger when otherwise required because of a failure to receive its debt financing.

Subject to the terms and conditions of the Merger Agreement, Starz will pay Lions Gate a termination fee of $150 million if (1) Starz terminates the Merger Agreement in order to enter into a superior transaction (subject to compliance with certain terms and conditions included in the Merger Agreement), (2) Lions Gate terminates the Merger Agreement because Starz’ board of directors changes its recommendation in favor of the transactions, (3) Lions Gate terminates the Merger Agreement because Starz materially breaches its non-solicitation covenant or (4) (a) an alternative transaction proposal is made to Starz, (b) thereafter the Merger Agreement is terminated (i) by either party for failure to consummate the Merger by the outside date (if at the time of such termination the Starz’ stockholders have not approved the transactions and such termination does not result in the payment of a termination fee by Lions Gate), (ii) by either party because Starz’ stockholders fail to approve the transactions or (iii) by Lions Gate because Starz has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period, and (c) within 18 months of such termination, Starz enters into or consummates an alternative transaction.

Subject to the terms and conditions of the Merger Agreement, Lions Gate will pay Starz (1) a termination fee of $150 million if either party terminates the Merger Agreement because Lions Gate’s stockholders fail to approve the transactions, (2) a termination fee of $175 million if Starz terminates the Merger Agreement because Lions Gate’s board of directors changes its recommendation in favor of the transactions or because Lions Gate materially breaches its non-solicitation covenant, (3) a termination fee of $250 million if Starz terminates the Merger Agreement because Lions Gate fails to consummate the Merger when it would otherwise be required because of a failure to receive the debt financing and (4) a termination fee of $175 million if (a) an alternative transaction proposal is made to Lions Gate, (b) thereafter the Merger Agreement is terminated (i) by either party for failure to consummate the Merger by the outside date (if at the time of such termination the Lions Gate’s stockholders have not approved the transactions and such termination does not result in the payment of a termination fee by Lions Gate), (ii) by either party because Lions Gate’s stockholders fail to approve the transactions or (iii) by Starz because Lions Gate has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period, and (c) within 18 months of such termination, Lions Gate enters into or consummates an alternative transaction.

The board of directors of Lions Gate has approved and adopted the Merger Agreement and the transactions contemplated thereby and has agreed to recommend that the Lions Gate stockholders approve the Reclassification and Stock Issuance, subject to certain exceptions set forth in the Merger Agreement.

The board of directors of Starz has approved and adopted the Merger Agreement and the transactions contemplated thereby and has agreed to recommend that the Starz shareholders adopt the Merger, subject to certain exceptions set forth in the Merger Agreement.

In connection with the Merger Agreement, Lions Gate entered into a committed financing arrangement with certain banks in order to finance the cash consideration due pursuant to the terms of the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Lions Gate, Merger Sub, Starz, or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Lions Gate, Merger Sub, Starz or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Lions Gate.

Exchange Agreement

In connection with the Merger Agreement, on June 30, 2016, Lions Gate entered into a Stock Exchange Agreement (the “Exchange Agreement”) with Merger Sub and the stockholders of Starz listed on Schedule 1 thereto (the “Exchange Stockholders”), pursuant to which, if the Merger Agreement is terminated (1) by Lions Gate because Starz’ board of directors changes its recommendation in favor of the transactions, (2) by Starz in order to enter into a superior transaction or (3) by either party because Starz’ stockholders fail to approve the transactions, then the Exchange Stockholders will sell to Merger Sub all shares of Starz Series B Common Stock held by the Exchange Stockholders (the “Starz Exchange Shares”), which as of June 30, 2016 constituted approximately 69.6% of the total voting power of the issued and outstanding shares of Starz Series B Common Stock, in exchange for per share consideration of $7.26 in cash and 1.2642 newly issued shares of Lions Gate Common Stock (the “Lions Gate Exchange Shares”). At the election of Dr. John C. Malone, or if Lions Gate should fail to receive the required stockholder approval to issue the Lions Gate Exchange Shares, the Exchange Stockholders will instead receive per share consideration of $36.30 in cash for each Starz Exchange Share.  Lions Gate plans to seek such required stockholder approval at the same meeting where it will seek the required approvals pursuant to the Merger Agreement.

The Exchange Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of various terms of the Exchange Agreement is qualified in its entirety by reference to the Exchange Agreement.

Voting Agreements regarding Lions Gate Shares

In connection with the Merger Agreement, on June 30, 2016, Lions Gate, Starz and certain stockholders of Lions Gate entered into a series of Voting Agreements with respect to such stockholders’ shares of Lions Gate Common Stock (the “Liberty Voting Agreement”, the “Discovery Voting Agreement”, the “JM Voting Agreement”, and the “MHR Voting Agreement”, and collectively the “Lions Gate Voting Agreements”). Pursuant to the Lions Gate Voting Agreements, the applicable stockholders of Lions Gate agreed, among other things and subject to certain conditions, to, at any meeting of stockholders of Lions Gate called to vote upon the Reclassification, the Stock Issuance or the issuance of the Lions Gate Exchange Shares, vote all shares set forth on each respective Schedule A thereto in favor of such transactions, and to vote against certain other matters, so long as such obligations have not terminated in accordance with the terms set forth therein. Under the Lions Gate Voting Agreements, Lions Gate agreed to indemnify the applicable stockholders of Lions Gate for losses relating to or arising out of the Lions Gate Voting Agreements, the Merger Agreement or, if applicable, the Exchange Agreement and, in the case of the MHR Voting Agreement, to pay up to $1.6 million in reasonable out-of-pocket expenses of the applicable stockholders.

The Lions Gate Voting Agreements are filed as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of various terms of the Lions Gate Voting Agreements is qualified in its entirety by reference to the Lions Gate Voting Agreements.

Voting Agreement regarding Starz Shares

In connection with the Merger Agreement, on June 30, 2016, Lions Gate and Starz entered into a Voting Agreement with LG Leopard Canada LP, an Ontario limited partnership and indirect wholly owned subsidiary of Lions Gate and the stockholders of Starz listed on Schedule A thereto (such stockholders, the “Individual Stockholders” and together with LG Leopard Canada LP, the “Stockholders”), with respect to the Stockholders’ shares of Starz common stock (the “Starz Voting Agreement”).

Pursuant to the Starz Voting Agreement, the Stockholders agreed, among other things and subject to certain conditions, to, at any meeting of stockholders of Starz called to vote upon the Merger, vote shares of Starz constituting an aggregate of 33.53% of the voting power of Starz common stock in favor of the Merger, and to vote the pro rata portion of the excess of such Stockholder’s shares of Starz common stock over such 33.53% limit in proportion to the votes of all Starz stockholders voting other than the Stockholders.  The Stockholders also agreed until the earliest of, (i) nine months following the termination of the Merger Agreement, (ii) certain terminations of the Exchange Agreement or (iii) the later of consummation of the transactions contemplated by the Exchange Agreement or certain dates for the meeting or taking of action by the stockholders of Starz, to vote all shares of Starz owned by such Stockholders against any Alternative Company Transaction Proposal (as defined in the Merger Agreement) or any agreement relating thereto. Under the Starz Voting Agreement, Lions Gate agreed to pay up to $1.6 million in reasonable out-of-pocket expenses of the Individual Stockholders and to indemnify the Individual Stockholders for losses relating to or arising out of the Starz Voting Agreement, the Merger Agreement and the Exchange Agreement.

The Starz Voting Agreement is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of various terms of the Starz Voting Agreement is qualified in its entirety by reference to the Starz Voting Agreement.

Item 5.01  Change in Control of Registrant

(b)

The information contained in Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and Orion Arm Acquisition Inc. (incorporated by reference to Exhibit 2.1 to Lions Gate Entertainment Corp.’s Current Report on Form 8-K (File No. 001-14880), filed with the Securities and Exchange Commission on July 1, 2016 (the “Lions Gate Form 8-K”)).

10.1

Stock Exchange Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Orion Arm Acquisition Inc. and the stockholders listed on Schedule 1 thereto (incorporated by reference to Exhibit 10.1 to the Lions Gate Form 8-K).

10.2

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, Liberty Global Incorporated Limited and Liberty Global plc (incorporated by reference to Exhibit 10.2 to the Lions Gate Form 8-K).

10.3

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, Discovery Lightning Investments Ltd. and Discovery Communications, Inc. (incorporated by reference to Exhibit 10.3 to the Lions Gate Form 8-K).

10.4

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and and the stockholders listed on Schedule A thereto (incorporated by reference to Exhibit 10.4 to the Lions Gate Form 8-K).

10.5

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and the stockholders listed on Schedule A thereto (incorporated by reference to Exhibit 10.5 to the Lions Gate Form 8-K).

10.6

Voting Agreement, dated as of June 30, 2016, by and between Lions Gate Entertainment Corp., Starz, LG Leopard Canada LP and the stockholders listed on Schedule A thereto (incorporated by reference to Exhibit 10.6 to the Lions Gate Form 8-K).

Caution regarding Forward-Looking Statements

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the merger parties’ plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: the substantial investment of capital required to produce and market films and television series; increased costs for producing and marketing feature films and television series; budget overruns, limitations imposed by Lions Gate’s or Starz’s credit facilities and notes; unpredictability of the commercial success of Lions Gate’s or Starz’s motion pictures and television programming; risks related to Lions Gate’s or Starz’s acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending Lions Gate’s or Starz’s intellectual property; technological changes and other trends affecting the entertainment industry; the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that the financing required to fund the transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; Lions Gate’s ability to complete the acquisition and integration of Starz successfully; litigation relating to the transaction; and other factors that may affect future results of Lions Gate and Starz. Additional factors that could cause results to differ materially from those described above can be found in Lions Gate’s Annual Report on Form 10-K for the year ended March 31, 2016, on file with the Securities and Exchange Commission (the “SEC”) and available in the “Corporate” section of Lions Gate’s website, http://www.Lionsgate.com, under the heading “Reports” and in other documents Lions Gate files with the SEC, and in Starz’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2016, each of which is on file with the SEC and available in the “Starz Corporate” section of Starz’s website, http://www.Starz.com, under the subsection “Investor Relations” and then under the heading “SEC Filings” and in other documents Starz files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Lions Gate nor Starz assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Important Additional Information

In connection with the proposed transaction, Lions Gate will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Lions Gate and Starz and a Prospectus of Lions Gate, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving Lions Gate and Starz will be submitted to Starz’s stockholders and Lions Gate’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. STOCKHOLDERS OF LIONS GATE AND STOCKHOLDERS OF STARZ ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Lions Gate and Starz, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to James Marsh, Senior Vice President of Lions Gate Investor Relations, 2700 Colorado Avenue, Santa Monica, California, 90404, or at (310) 255-3651, or to Starz, 8900 Liberty Circle, Englewood, Colorado 80112, or at 1-855-807-2929.

Participants in the Solicitation

Lions Gate, Starz, and certain of their respective directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Lions Gate’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on July 29, 2015, and certain of its Current Reports on Form 8-K.  Information regarding Starz’s directors and executive officers is available in its definitive proxy statement, which was filed with SEC on April 29, 2016, and certain of its Current Reports on Form 8-K.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.  Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2016	STARZ

	By:	/s/ David I. Weil
Name: David I. Weil
Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and Orion Arm Acquisition Inc. (incorporated by reference to Exhibit 2.1 to Lions Gate Entertainment Corp.’s Current Report on Form 8-K (File No. 001-14880), filed with the Securities and Exchange Commission on July 1, 2016 (the “Lions Gate Form 8-K”)).

10.1

Stock Exchange Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Orion Arm Acquisition Inc. and the stockholders listed on Schedule 1 thereto (incorporated by reference to Exhibit 10.1 to the Lions Gate Form 8-K).

10.2

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, Liberty Global Incorporated Limited and Liberty Global plc (incorporated by reference to Exhibit 10.2 to the Lions Gate Form 8-K).

10.3

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, Discovery Lightning Investments Ltd. and Discovery Communications, Inc. (incorporated by reference to Exhibit 10.3 to the Lions Gate Form 8-K).

10.4

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and and the stockholders listed on Schedule A thereto (incorporated by reference to Exhibit 10.4 to the Lions Gate Form 8-K).

10.5

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and the stockholders listed on Schedule A thereto (incorporated by reference to Exhibit 10.5 to the Lions Gate Form 8-K).

10.6

Voting Agreement, dated as of June 30, 2016, by and between Lions Gate Entertainment Corp., Starz, LG Leopard Canada LP and the stockholders listed on Schedule A thereto (incorporated by reference to Exhibit 10.6 to the Lions Gate Form 8-K).